Exhibit 99.2

CHINA TIANFEIHONG WINE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
November 30, 2013

Assets	Fanwei Hengchang and Subsidiaries November 30, 2013	China Tianfeihong Wine Inc. September 30, 2013	Pro Forma Adjustments		Pro Forma combined

Current Assets
Cash and cash equivalents	$4,321,016	$199	$(199)	b	$4,321,016
Accounts receivable	590,475	-	-		590,475
Advances to suppliers	30,847	-	-		30,847
Inventory, net	436,949	-	-		436,949

Total Current Assets	5,379,287	199	(199)		5,379,287

Fixed assets, net	93,991	-	-		93,991

Total Assets	$5,473,278	$199	$(199)		$5,473,278

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$733,493	$-	$-		$733,493
Accrued expenses and other payable	38,345	3,122	(3,122)	b	38,345
Amount due to related parties		123,114	(123,114)	b	-

Total Liabilities	771,838	126,236	(126,236)		771,838

Stockholders' Equity
Common stock	50,000	1,438	(30,800)	a	20,638
Additional paid in capital	781,359	315,895	(412,570)	a	810,721
			126,037	b
Accumulated other comprehensive income	157,359	-	-		157,359
Retained earnings (Accumulated deficit)	3,612,566	(443,370)	443,370	a	3,612,566
Total stockholders’ equity of the Company	4,601,284	(126,037)	126,037		4,601,284
Non-controlling interest	100,156	-			100,156

Total Stockholders' Equity	4,701,440	(126,037)	126,037		4,701,440

Total Liabilities and Stockholders' Equity	$5,473,278	$199	$(199)		$5,473,278

CHINA TIANFEIHONG WINE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
August 31, 2013

	Fanwei Hengchang and Subsidiaries August 31, 2013	China Tianfeihong Wine Inc. September 30, 2013	Pro Forma A djustments	Pro Forma combined

Net Revenues	8,681,546	-	-	8,681,546
Cost of Goods Sold	(5,106,967)	-	-	(5,106,967)
Gross profit	3,574,579	-	-	3,574,579

Operating Expenses:
Selling expenses	(1,442,307)	-	-	(1,442,307)
General and administrative expenses	(295,841)	(33,719)	-	(329,560)
Total operating expenses	(1,738,148)	(33,719)	-	(1,771,867)

Income From Operations	1,836,431	(33,719)	-	1,802,712

Other Income:				0
Interest income	11,941		-	11,941
Total other income (expense)	11,941		-	11,941

Income before income tax	1,848,372	(33,719)	-	1,814,653

Provision for income tax	(468,033)		-	(468,033)

Net Income	1,380,339	(33,719)	-	1,346,620

Less: Net Income Attributable to Non Controlling Interest	49,820	-	-	49,820

Net Income Attributable to The Company	1,330,519	(33,719)	-	1,296,800

Basic &diluted earnings per share	-	(0.01)	-

Basic&diluted weighted average shares outstanding	-	2,396,680	-	2,396,680

CHINA TIANFEIHONG WINE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
November 30, 2013

	Fanwei Hengchang and Subsidiaries November 30, 2013	China Tianfeihong Wine Inc. September 30, 2013	Pro Forma Adjustments	Pro Forma combined

Net Revenues	1,932,378	-	-	1,932,378
Cost of Goods Sold	(1,179,063)	-	-	(1,179,063)
Gross profit	753,315	-	-	753,315

Operating Expenses:
Selling expenses	(329,734)	-	-	(329,734)
General and administrative expenses	(47,273)	(4,750)	-	(52,023)
Total operating expenses	(377,007)	(4,750)	-	(381,757)

Income From Operations	376,308	(4,750)	-	371,558

Other Income:				-
Interest income	3,502	-	-	3,502
Total other income	3,502	-	-	3,502

Operating Income	379,810	(4,750)	-	375,060

Provision for income tax	(94,625)	-	-	(94,625)

Net Income	285,185	(4,750)	-	280,435

Less: Net Income Attributable to Noncontrolling Interest	9,375	-	-	9, 375

Net Income Attributable to The Company	275,810	(4,750)	-	271,060

Basic&diluted earnings per share		(0.00)		0.11

Basic&diluted weighted average shares outstanding		2,396,680		2,396,680

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1. THE ACQUISITION

On December 30, 2013, China Tianfeihong Wine, Inc. (“China Tianfeihong”) completed the Fanwei Hengchang Acquisition pursuant to the Share Exchange Agreement. Based on the negotiation between the parties, both parties agreed that after the transaction, the former shareholders (other than Zhiliang Fang) shall own 6.97% while the Fanwei Hengchang Shareholders (including Mr. Zhiliang Fang) shall own 93.03% of the capital stock of the Company. Therefore, China Tianfeihong issued a total of 32,000,000 shares of its common stock to the Fanwei Hengchang Shareholders for all the shares they held in Fanwei Hengchang.

As a result of the Fanwei Hengchang Acquisition, the consolidated subsidiaries include Fanwei Hengchang Co, Ltd (BVI) or “Fanwei Hengchang”, the wholly-owned subsidiary which is incorporated under the laws of the British Virgin Islands, Changshi Tongrong Limited (Hong Kong) Co., Ltd or “Changshi Tongrong”, a wholly-owned subsidiary of Fanwei Hengchang which is incorporated under the laws of Hong Kong, Changshitong Information Consulting(Shenzhen) Co., Ltd or “Changshitong Consulting”, a wholly-owned subsidiary of Changshi Tongrong which is incorporated under the laws of the PRC, and Fujian Tianfeihong Wine Co., Ltd or “Fujian Tianfeihong”, a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Changshitong Consulting through a series of captive agreements.

As China Tianfeihong Shareholders have become the majority shareholders of the combined entity and Fanwei Hengchang’s senior management has been appointed to control the management of the combined entity following the acquisition, the acquisition has been accounted for as a reverse acquisition using the purchase method of accounting, where China Tianfeihong (the legal acquirer) is deemed to be the accounting acquiree and Fanwei Hengchang (the legal acquiree) to be the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of Fanwei Hengchang, with the assets and liabilities, and revenue and expenses, of China Tianfeihong being included effective from the date of consummation of the Exchange Agreement. China Tianfeihong is deemed to be a continuation of the business of Fanwei Hengchang. The cost of the acquisition has been measured at the carrying value of the net assets of China Tianfeihong with no goodwill or other intangible assets being recorded in accordance with the accounting interpretation and guidance issued by the SEC staff.

NOTE 2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial information gives effect to the Exchange Agreement as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Fanwei Hengchang and China Tianfeihong been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. In addition, the unaudited pro forma condensed combined financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the acquisition. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements.

The unaudited pro forma consolidated financial information as of November 30, 2013 has been derived from Faniwei Hengchang and Subsidiaries’ unaudited consolidated financial statements as of November 30, 2013 included elsewhere in this current report on Form 8-K, and the unaudited financial statements of China Tianfeihong Wine, Inc. as of September 30, 2013 as filed in their Form 10-Q as of the same period ended.

This unaudited pro forma combined financial information should be read in conjunction with these unaudited financial statements and notes related to those financial statements in connection with the proposed acquisition are presented below:

• the accompanying notes to the Unaudited Pro Forma Financial Information;

•the unaudited consolidated balance sheets of Fanwei Hengchang for the year ended November 30, 2013, the audited statements of operations of Fanwei Hengchang for the twelve months ended August 31, 2013, the unaudited statements of operations of Fanwei Hengchang for the three months ended November 30, 2013, and the notes relating thereto, included in this Form 8-K; and

•the unaudited consolidated balance sheets of China Tianfeihong for the year ended September 30, 2013, the unaudited statements of operations of China Tianfeihong for the three months ended September 30, 2013, the unaudited statements of operations of China Tianfeihong for the twelve months ended September 30, 2013, and the notes relating thereto, included in this Form 10-Q.

(a) This adjustment reflects the issuance of 32,000,000 shares of China Tianfeihong’s common stock for the reverse acquisition of all issued and outstanding shares of common stock of Fanwei Hengchang to arrive at common stock $20,638 (34,396,680 shares with $0.0006 per value), and the elimination of preacquisition accumulated deficit $443,370 of China Tianfeihong, of which $412,570 was applied to decreasing the additional paid-in capital of Fanwei Hengchang.

(b) As the assets and liabilities of China Tianfeihong are not undertaken by Fanwei Hengchang, the former shareholders of China Tianfeihong assumed its accrued expenses of $3,122 and other payable of $123,114, in exchange for reduction of additional paid-in capital $126,037 after offsetting against the cash balance of $199 in possession of the former shareholders of China Tianfeihong.